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                                                                   Exhibit 10(y)

                                                                  EXECUTION COPY


                              SEPARATION AGREEMENT
                              AND GENERAL RELEASE


                 This Separation Agreement and General Release (this "Agreement") is entered into as of September 1, 1995, by and between Family Restaurants, Inc., a Delaware corporation ("FRI"), and Patricia K. Johnson, an individual ("Employee").

                                    RECITALS

         A. WHEREAS, Employee's employment with FRI was terminated on September 1, 1995;

         B. WHEREAS, Employee has asserted claims of sexual harassment and discrimination and emotional distress in connection with her employment by FRI; and

         C. WHEREAS, FRI and Employee desire to enter into this Agreement to, among other things: (i) resolve, without litigation, any and all issues relating to, among other things, Employee's employment with FRI; (ii) amend the terms of the Stock Subscription Agreement, dated as of January 27, 1994, by and between FRI and Employee (the "Subscription Agreement"), and the Restricted Stock Agreement, dated as of May 19, 1994, by and between FRI and Employee (the "Restricted Stock Agreement") and (iii) resolve any and all known or unknown claims Employee may have against the Company or its affiliates, with no party admitting any liability or fault.

                                   AGREEMENT

         NOW, THEREFORE,  the parties hereto agree as follows:


SECTION 1.    Termination.

         Effective September 1, 1995 (the "Termination Date"), Employee will neither be considered an Employee of FRI or any of its subsidiaries for any purpose nor will she be entitled to receive any other compensation, benefits or privileges of any kind or nature as an employee of FRI or any of its subsidiaries or affiliates, except as herein provided. Without limiting the foregoing, Employee hereby resigns from any and all positions held as an officer or a member of the Board of Directors of FRI or any of its subsidiaries.
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SECTION 2.    Severance.

                 (a) In consideration of the agreements and obligations of Employee hereunder, and, without admitting any liability with respect thereto, in exchange for Employee's release of any and all sexual harassment and discrimination claims and in complete satisfaction of all other obligations FRI or any of its subsidiaries has or may have to Employee (including, without limitation, obligations under the FRI Severance Plan (the "Plan"), Employee shall be entitled to the continued payment of her current annual base salary of $187,000 for a period of twelve (12) months following the Termination Date, which salary shall be payable bi-weekly in accordance with the current payroll practices of FRI. Employee hereby acknowledges and agrees that she is and shall not be entitled to any other benefits under the Plan.

                 (b) Without admitting any liability with respect thereto, in exchange for Employee's release of any and all personal injury, emotional distress and other similar tort claims Employee has asserted or could assert against FRI or its affiliates, FRI shall pay to Employee the sum of $202,096.11 in the following manner:

(i)The balance of $112,096.11 outstanding under the secured promissory notes dated as of January 27, 1994 and May 19, 1994 (collectively, the "Notes"), made by Employee to and in favor of FRI in connection with the purchase of the FRI Common Stock owned by Employee shall be cancelled.

(ii)FRI shall pay to Employee the sum of $90,000 as follows. Thirty thousand dollars shall be paid on the eighth day following execution of this Agreement without revocation hereof. The remaining balance shall be paid in four equal installments of $15,000 on each of November 1, 1995, December 1, 1995, January 2, 1996 and February 1, 1996.

                 In accordance with applicable tax law for tort remedies, the Company agrees not to issue a Form 1099 or W-2 with respect to the settlement proceeds referred to in this paragraph (b). Employee agrees to promptly indemnify and hold harmless the Company, and its affiliates, agents, employees, officers, and directors from and against (A) any and all taxes, penalties, fines, interest, and similar charges imposed by any tax authority arising from or related to (i) any payment made to, transfer of value to, and the extinguishment of debt owed by, the Employee pursuant to this Agreement and
(ii) any filing (or failure to file) of any tax returns, information returns, and similar filings and (B) all reasonable costs incurred in connection therewith.

                 (c) The provisions of this Section 2 are in addition to, and shall in no way limit or be limited by, the provisions of Section 6 hereof.
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SECTION 3.    Stock Options/Employee Option.

         3.1 Stock Options. All stock options held by Employee under the Family Restaurants, Inc. 1994 Incentive Stock Option Plan shall be cancelled as of the Termination Date and shall become null and void.

         3.2     Employee Option.

                 3.2.1 Employee hereby waives the right arising under the terms of the Subscription Agreement and the Restricted Stock Agreement to require the Company to purchase the shares of FRI Common Stock owned by Employee, and FRI hereby waives the right arising under the terms of the Subscription Agreement and the Restricted Stock Agreement to require the Employee to sell such shares to FRI. In exchange for such waiver by FRI, the Employee shall grant FRI an option to purchase 687.5 shares of FRI Common Stock (the "Shares") in the form of Exhibit A hereto (the "Option").

                 3.2.2. Employee hereby represents and warrants to FRI as follows: (a) Employee has the right and power to execute this Agreement, to grant the Option and to sell, transfer, and assign the Shares in accordance therewith without the concurrence or approval of any other person or entity;
(b) Employee owns all of the Shares free and clear of any and all liens, security interests, pledges, encumbrances and claims in favor of any other person, firm, or corporation; (c) no other party has any right, title, interest or claim in or with reference to the Shares; (d) Employee is familiar with the business of FRI, has access to and has reviewed the financial statements of FRI and has received all additional financial and other information with respect FRI which Employee has requested, all of which information has enabled Employee to make the decision to enter into this Agreement and to grant the Option to FRI; and (f) Employee has had an opportunity to make all inquiries necessary to understand the terms of the transactions regarding her FRI Common Stock as provided for herein.


SECTION 4.    Benefits.

         Employee shall be entitled to the continuation of all basic medical and dental benefits to which Employee is currently entitled through August 31, 1996 (and Employee's contributions through standard FRI deductions will continue in connection therewith). After August 31, 1996, Employee may elect to continue her health insurance coverage, at Employee's sole expense, under the Consolidated Omnibus Budget Reconciliation Act (COBRA). Employee shall be entitled to the continuation of Exec-U-Care Medical coverage through March 31, 1996 (and Employee's contributions through standard FRI deductions will continue in connection therewith). All other supplemental insurance coverage will be discontinued effective as of the Termination Date.





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SECTION 5.    Return of FRI Property.

         On or before September 5, 1995, Employee shall return all property of FRI or any of its subsidiaries in her possession including, without limitation, her QRC card, I.D. card, telephone credit card, keys, office supplies and equipment, files, and records.


SECTION 6.    Release.

         In consideration of the payments and other benefits furnished by FRI to Employee as set forth herein:

                 6.1 Grant. Employee hereby irrevocably and unconditionally voluntarily releases forever: (i) FRI, Jay Alix & Associates, the Plan, the Plan Administrator (as defined in the Plan); (ii) each of FRI's, subsidiaries, stockholders, predecessors, successors, assigns, and affiliates; and (iii) the agents, directors, officers, employees, representatives and affiliates of, and all persons acting by, through, under or in concert with, the persons referred to in clauses (i) and (ii) above (collectively referred to as "Releasees"), from any and all claims, complaints, liabilities, obligations, agreements, damages, actions of any nature, known or unknown, suspected or unsuspected, that she ever had, now has, or hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of time up to the effective date of this Agreement (including without limitation, any such actions, claims, complaints, liabilities, obligations, agreements (including, without limitation, the Subscription Agreement and the Restricted Stock Agreement), damages or actions relating in any way to, or arising out of, her employment relationship or the termination of her employment relationship with FRI or any of its subsidiaries or affiliated companies or the Plan). Without limiting the generality of the foregoing, Employee hereby waives any and all claims based on federal or state age, sex, sexual orientation, pregnancy, race, color, national origin, marital status, religion, physical handicap, mental condition, or mental handicap discrimination laws (including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination In Employment Act of 1967 and the California Fair Employment and Housing Act) whether such claim be based upon an action filed by Employee or by a governmental agency.

                 6.2 Civil Code Section 1542. Employee hereby expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542.
Section 1542 of the Civil Code of the State of California states as follows:





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                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
                 CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Thus for the purpose of implementing a full and complete release and discharge of the Releasees, Employee hereby expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in her favor at the time of execution of this Agreement, and this Agreement contemplates the extinguishment of all of these claims.

                 6.3 Future Claims; No Participation and Agreement to Cooperate. Employee shall not file, participate in, or maintain any claim, charge or action in any local, state or federal court or administrative agency that is based in whole or in part on any matter referred to in this Section 6, except for unemployment compensation claims, whether such claim be based upon an action filed by Employee or by a government agency. Employee shall cooperate fully with FRI regarding the prosecution or defense of any civil or administrative proceeding that may involve events which occurred while Employee was employed by FRI, and FRI shall reimburse Employee for all reasonable, necessary, pre-approved out-of-pocket expenses she incurs at its request pursuant to such cooperation. Without limiting the foregoing, Employee shall cooperate with FRI and its attorneys with respect to any claim, litigation, judicial or arbitration proceeding that is now pending or may hereinafter be brought by or against FRI or any of its affiliates. Employee's duty of cooperation shall include, but shall not be limited to, (a) meeting with FRI's attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Employee's recollection of events; (b) appearing at FRI's request (and, to the extent possible, at a time convenient to Employee and that does not conflict with the needs or requirements of Employee's then current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Employee's knowledge of matters at issue; and (c) signing at FRI's request declarations or affidavits that truthfully state matters of which Employee has knowledge.


SECTION 7.    Default/Remedies.

              Except for confidentiality obligations set forth in Section 8 below, any failure or delay by any party hereto to timely perform any term or provision of this Agreement or to cure such failure within five (5) days after written notice identifying such failure has been received from the other party, shall be considered a default under this Agreement. If, however, the party notified of such failure shall commence to cure, correct or remedy such failure within such five (5) day period and shall diligently prosecute such cure, correction or remedy to completion, then





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such party shall not be deemed in default under this Agreement. If any party shall be in default under this Agreement, the non- defaulting party may avail itself of the remedies set forth in Section 8 below.


SECTION 8.    Confidential Treatment of Information.

         Employee acknowledges and agrees that, in connection with her employment with FRI and its subsidiaries, Employee has been exposed to certain confidential and proprietary information including, but not limited to, general business information deemed and/or treated as proprietary, trade secrets, secret formulae, customer lists and/or names, product and service prices, customer charges, contracts, contract negotiations and employee relations matters, including matters relating to the existence of this Agreement and the terms and conditions hereof (collectively, "Confidential Information").

                 8.1 Confidential Treatment. All Confidential Information disclosed to Employee shall be treated by Employee as confidential and shall be maintained by Employee in confidence and shall not be disclosed to anyone in any form without the prior express written consent of FRI, except for necessary and limited disclosure to her spouse, attorney or financial advisor.

                 8.2 Public Information. This obligation shall not extend to any Confidential Information which hereafter becomes publicly known through lawful means other than as a result of a disclosure by Employee.

                 8.3 Compelled Disclosure. In the event that Employee becomes legally compelled to disclose any of the Confidential Information, Employee shall provide FRI with prompt notice thereof so that FRI may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In any event, Employee shall furnish only the portion of the Confidential Information which is legally required and will exercise her best efforts to assure that confidential treatment will be accorded the Confidential Information.

                 8.4 Equitable Relief. Employee agrees that FRI shall be entitled to equitable relief, including the issuance of an injunction or specific performance, in the event of any breach of the provisions of this
Section 8 plus all remedies available to FRI at law or equity.

                 8.5 Survival of Provisions. The provisions of this Section 8 shall survive any termination of this Agreement.

                 8.6 Nonsolicitation of Employees. Employee hereby agrees that during the period ending at 5:00 p.m. on the second anniversary of the Termination Date, she will not directly or indirectly





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solicit, induce or attempt to induce any present or future employee of FRI or any of its subsidiaries or affiliates to leave his or her employment with FRI or such subsidiary or affiliate.

                 8.7 No Disparagement. Employee hereby agrees that she shall not publish, or cause to be published, any statement disparaging FRI or any of its subsidiaries or stockholders, or any of the officers, directors, employees, representatives or affiliates thereof. FRI, in turn, hereby agrees not to publish, or cause to be published, any statement disparaging Employee.

SECTION 9.    Certain Amendments.

              Immediately after giving effect to the transfer of the Shares as contemplated by Section 3.2.1 hereof:

                 9.1 Amendment of Subscription Agreement. Employee and FRI hereby agree that the Subscription Agreement is hereby amended by deleting Sections 5, 6, 7 and 10 thereof in their entirety. Except as specifically provided herein, the terms of the Subscription Agreement shall remain in full force and effect.

                 9.2 Amendment of Restricted Stock Agreement. Employee and FRI hereby agree that the Restricted Stock Agreement is hereby amended by deleting Sections 6, 7 and 8 thereof in their entirety. Except as specifically provided herein, the terms of the Subscription Agreement shall remain in full force and effect.

SECTION 10.    Miscellaneous.

                 10.1 Opportunity for Counsel Review. Each of the parties hereto acknowledges and agrees that it has read this Agreement, that it fully understands its rights, privileges and duties under the Agreement, and that it enters this Agreement freely and voluntarily. Employee acknowledges that FRI has hereby advised her in writing to discuss this Agreement with an attorney and tax or financial advisor of her choice before executing it and that FRI has provided Employee at least twenty-one (21) days within which to review and consider this Agreement before signing it. Employee further acknowledges that she has had the opportunity to consult with an attorney to explain the terms of this Agreement and the consequences of signing it.

                 10.2 No Representations. Employee represents and acknowledges that in executing this Agreement, she does not rely and has not relied upon any representation, statement, or promise not set forth herein made by any of the Releasees. Employee further represents and agrees that she has entered into this Agreement voluntarily and without coercion or duress and has been offered a reasonable time to consider this Agreement.





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                 10.3    Attorneys' Fees.  In the event of a dispute arising
hereunder, the prevailing party shall recover from the losing party, in addition to damages, injunctive or other relief, reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the legal proceedings.

                 10.4 Each Party the Drafter. This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

                 10.5 Revocation. Both FRI and Employee acknowledge and agree that Employee may revoke this Agreement for up to seven (7) days following the execution of this Agreement, and that it shall not become effective or enforceable until the revocation period has expired. FRI and Employee further acknowledge and agree that such a revocation must be in writing, addressed as set forth in Section 10.6 and received not later than 5:00 p.m. on the eighth (8th) day following execution of this Agreement by Employee. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the monies and benefits described above. If Employee does not revoke this Agreement during such period, all monies and benefits due and owing to Employee under this Agreement (except for monies and benefits to be paid over time) shall be immediately delivered to Employee.

                 10.6 Notices. All notices under this Agreement shall be effective upon: (i) personal delivery to the applicable party, as the case may be; or (ii) telecopier transmission so long as the original notice is deposited in overnight mail (Express Mail) or overnight courier service (e.g., Airborne, Federal Express, etc.); or (iii) three (3) business days after deposit in the United States mail, registered, certified, postage fully prepaid and addressed to the respective parties as follows:

         To FRI:                  Family Restaurants, Inc.
                                  18831 Von Karman Avenue, 4th Floor
                                  Irvine, California 92715
                                  Attn: Law Department
                                  Fax No.:  (714) 757-7984

         To Employee:             Patricia K. Johnson
                                  23876 Longspur
                                  Laguna Niguel, California 92677

  or to such other address as the parties may from time to time designate in writing.

                 10.7 Successors. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.





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                 10.8    Assignment. No party hereto may assign this Agreement,
or any part hereof, without the prior written consent of the other party hereto.

                 10.9 Choice of Laws. This Agreement shall be governed by the laws of the State of California and any questions arising hereunder shall be construed or determined according to such law.

                 10.10 Headings. Headings at the beginning of each numbered Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

                 10.11 Severability. Should any provision of this Agreement be declared or be determined by a court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

                 10.12 Counterparts. This Agreement may be signed by the parties in two or more counterparts which, when taken together, shall constitute one and the same instrument.

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

                 AS DESCRIBED IN SECTION 10.5, THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL 5:00 P.M. ON THE EIGHTH (8TH) DAY AFTER EMPLOYEE HAS SIGNED THIS AGREEMENT.



Dated: November 9, 1995                    /S/ Patricia K. Johnson
                                           Patricia K. Johnson



                                           FAMILY RESTAURANTS, INC.,
                                            a Delaware corporation



Dated: November 9, 1995                    BY: /S/ Lawrence J. Ramaekers





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